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Exhibit 31.2

CERTIFICATIONS

I, Robert S. Breuil, certify that:

1.
I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Aerogen, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances in which such statements were made, not misleading with respect to the period covered by this report.

Dated: May 10, 2004

/s/ ROBERT S. BREUIL Robert S. Breuil Chief Financial Officer (Principal Financial Officer)

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  Exhibit 31.2
CERTIFICATIONS